                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       CARDIAC PATHWAYS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                          CARDIAC PATHWAYS CORPORATION
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 18, 1999

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of CARDIAC PATHWAYS CORPORATION (the "Company"), a Delaware corporation, will be held on November 18, 1999 at 12:00 p.m. local time, at 995 Benecia Avenue, Sunnyvale, California 94086 for the following purposes:

     1. To elect one (1) Class I director to serve for a three (3) year term.

     2. To approve an amendment of the Company's 1991 Stock Plan to increase the number of shares authorized for issuance thereunder by 300,000 shares to an aggregate of 1,613,406 shares.

     3. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending June 30, 2000.

     4. To transact such other business as may properly come before the Annual Meeting including any motion to adjourn to a later date to permit further solicitation of proxies if necessary, or before any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on October 12, 1999 are entitled to notice of and to vote at the meeting.

     All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a Proxy.

                                          Sincerely,

                                          Thomas M. Prescott
                                          President and Chief Executive Officer

Sunnyvale, California
October 26, 1999

                             YOUR VOTE IS IMPORTANT

     IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                          CARDIAC PATHWAYS CORPORATION
                            ------------------------

                            PROXY STATEMENT FOR 1999
                         ANNUAL MEETING OF STOCKHOLDERS
                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed Proxy is solicited on behalf of the Board of Directors of CARDIAC PATHWAYS CORPORATION, a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held Thursday, November 18, 1999 at 12:00 p.m. local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's principal executive offices which are located at 995 Benecia Avenue, Sunnyvale, California 94086. The Company's telephone number at that location is (408) 737-0505.

     These proxy solicitation materials and the Annual Report on Form 10-K for the year ended June 30, 1999, including financial statements, were first mailed on or about October 26, 1999 to all stockholders entitled to vote at the meeting.

RECORD DATE AND PRINCIPAL SHARE OWNERSHIP

     Stockholders of record at the close of business on October 12, 1999 (the "Record Date") are entitled to notice of and to vote at the meeting. The Company has one series of common shares outstanding, designated Common Stock, $.001 par value. At the Record Date, 2,007,909 shares of the Company's Common Stock were issued and outstanding and held of record by 172 stockholders. The Company has designated 25,000 shares of Preferred Stock as Series A Participating Preferred Stock in connection with its Stockholder Rights Plan and no such shares were issued or outstanding as of the Record Date. In addition, at the Record Date, 32,250 shares of Series B Convertible Preferred Stock (the "Series B Preferred") were issued and outstanding and held of record by 8 stockholders. The shares of Series B Preferred are convertible into 6,450,000 shares of the Company's Common Stock.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

VOTING

     Each share of Common Stock outstanding on the Record Date is entitled to one vote. Holders of shares of the Series B Preferred are entitled to one vote per share of Common Stock into which their Series B Preferred is convertible. Currently, each share of Series B Preferred is convertible into 1,0000 shares of Common Stock. Every stockholder voting for the election of a director (Proposal
One) may cumulate such stockholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares that such stockholder is entitled to vote, or distribute such stockholder's votes on the same principle among as many candidates as the stockholder may select, provided that votes cannot be cast for more than two candidates. However, no stockholder shall be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and the stockholder, or any other stockholder, has given notice, prior to the voting, of his or her intention to cumulate the stockholder's votes. On all other matters, no stockholder shall be entitled to cumulative votes.

SOLICITATION OF PROXIES

     This solicitation of proxies is made by the Company, and all related costs will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector") with the assistance of the Company's Transfer Agent. The Inspector will also determine whether or not a quorum is present. Except in certain specific circumstances, the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present is required under Delaware law for approval of proposals presented to stockholders. In general, Delaware law also provides that to have a quorum a majority of shares entitled to vote must be present or represented by proxy at the meeting.

     The Inspector will treat shares that are voted "WITHHELD" or "ABSTAIN" as being present and entitled to vote for purposes of determining the presence of a quorum but will not be treated as votes in favor of approving any matter submitted to the stockholders for a vote. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted for the election of the nominee for the Board of Directors set forth herein; for an amendment of the Company's 1991 Stock Plan to increase the number of shares authorized thereunder by 300,000 shares; for the ratification of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending June 30, 2000; and at the discretion of the proxyholders, upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

     If a broker indicates on the enclosed proxy or its substitute that such broker does not have discretionary authority as to certain shares to vote on a particular matter ("Broker Non-Votes"), those shares will not be considered as present with respect to that matter. For the Series B Preferred, there are no Broker Non-Votes. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the proxy rules established by the Securities and Exchange Commission. Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 2000 Annual Meeting of Stockholders must be received by the Company no later than June 28, 2000 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

     The attached proxy card grants the proxy holders discretionary authority to vote on any matter raised at the Annual Meeting. If a stockholder intends to submit a proposal at the Company's Annual Meeting, which is not eligible for inclusion in the proxy statement relating to that meeting, the stockholder must give the Company notice in accordance with the requirements set forth in the Securities Exchange Act of 1934, as amended, no later than June 28, 2000. If such a stockholder fails to comply with the foregoing notice provision, the proxy holders will be allowed to use their discretionary authority when and if the proposal is raised at the Company's Annual Meeting in 2000.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of Common Stock of the Company as of October 12, 1999 as to (i) each person or entity who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Equivalent Shares (Common Stock and Series B Preferred on an as converted basis); (ii) each director of the Company; (iii) each of the Named Executive Officers (as defined below under "Executive Compensation and Other Matters -- Executive Compensation -- Summary Compensation Table") and (iv) all directors and executive officers of the Company as a group. Except as otherwise noted, the stockholders named in the table have sole voting and investment power with respect to all shares of Common Equivalent Shares shown as beneficially owned by them, subject to applicable community property laws.

                                                              COMMON STOCK    APPROXIMATE
                                                              BENEFICIALLY    PERCENTAGE
                      BENEFICIAL OWNER                           OWNED         OWNED(1)
                      ----------------                        ------------    -----------
State of Wisconsin Investment Board(5)......................   1,563,000         18.6%
  P.O. Box 7842
  Madison, WI 53707
BankAmerica Ventures(2).....................................   2,028,000         24.1
  950 Tower Lane, Suite 700
  Foster City, CA 94404
Entities affiliated with Morgan Stanley(3)..................   2,020,000         24.0
  Venture Partners
  221 Avenue of the Americas
  New York, NY 10020
Entities affiliated with Van Wagoner(4).....................   1,000,000         11.9
  Capital Management, Inc.
  One Bush Street, Suite 1150
  San Francisco, CA 94104
William N. Starling(6)......................................      67,110         *
Thomas M. Prescott(7).......................................      50,000         *
Mark J. Brooks(3)...........................................   2,028,000         24.1
M. Fazle Husain(4)..........................................   2,020,000         24.0
Anchie Kuo, M.D.(3).........................................   2,028,000         24.1
G. Michael Latta(8).........................................       6,249         *
Jon P. Hunt(9)..............................................       8,588         *
Dan S. Ellis................................................         285         *
Richard E. Riley(10)........................................      25,418         *
Debra S. Echt(11)...........................................      19,530         *
All directors and current executive officers as a group (9
  persons)(12)..............................................     176,895          1.5

---------------
  *  Less than 1%

 (1) Applicable percentage ownership is based on 8,457,909 Common Equivalent Shares outstanding as of October 12, 1999 (consisting of 2,007,909 shares of Common Stock and 6,450,000 shares of Series B Preferred), together with applicable options or warrants for such stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, based on factors including voting and investment power with respect to shares subject to the applicable community property laws. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days after October 12, 1999 are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.

 (2) Includes 2,000,000 shares of Common Stock issuable upon conversion of Series B Preferred and includes 28,000 shares of Common Stock issuable upon the exercise of warrants to purchase Series B Preferred.

 (3) Includes 2,000,000 shares of Common Stock issuable upon conversion of Series B Preferred. Also includes 20,000 shares of Common Stock issuable upon the exercise of warrants to purchase Series B Preferred.

 (4) Reflects ownership as reported on Schedule 13G dated August 10, 1999 filed with the Commission by Van Wagoner Capital Management, Inc., an investment advisor, and Van Wagoner Funds, Inc., an investment company. Van Wagoner Capital Management, Inc. has sole dispotive power, and Van Wagoner Funds, Inc. has sole voting power over 200,000 shares of the Company's Series B Preferred which is convertible into 1,000,000 shares of Common Stock.

 (5) The State of Wisconsin Investment Board (the "SWIB"). The SWIB is a government agency, which manages public pension funds and has sole dispositive and voting power over 351,000 shares of the Company's Common Stock. Also includes 1,200,000 shares of Common Stock issuable upon conversion of Series B Preferred and 12,000 shares of Common Stock issuable upon the exercise of warrants to purchase 60 shares of Series B Preferred.

 (6) Consists of 58,664 shares of Common Stock held by the Starling Family Trust, 1,773 shares of Common Stock held by the Starling Irrevocable Trust and 33,366 shares of Common Stock which may be acquired upon exercise of stock options exercisable within 60 days after October 12, 1999. Mr. Starling has voting and dispositive control over all of such shares.

 (7) Includes 50,000 shares of Common Stock issuable upon conversion of Series B Preferred.

(8) Includes 5,189 shares of Common Stock which may be acquired upon exercise of stock options exercisable within 60 days after October 12, 1999. Mr. Latta resigned as the Company's Chief Financial Officer effective October 8, 1999.

 (9) Includes 8,294 shares of Common Stock which may be acquired upon exercise of stock options exercisable within 60 days after October 12, 1999.

(10) Includes 17,162 shares of Common Stock which may be acquired upon exercise of stock options exercisable within 60 days after October 12, 1999.

(11) Includes 19,245 shares of Common Stock which may be acquired upon exercise of stock options exercisable within 60 days after October 12, 1999.

(12) Includes 83,256 shares of Common Stock which may be acquired upon exercise of stock options exercisable within 60 days after October 12, 1999. Also, includes 50,000 shares of Common Stock issuable upon conversion of Series B Preferred.

                                  PROPOSAL ONE

                             ELECTION OF A DIRECTOR

     Pursuant to the Company's Restated Certificate of Incorporation, the Company's Board of Directors currently consists of five persons, divided into three classes serving staggered terms of three years. Currently, there is one director in Class I, two directors in Class II and two directors in Class III. The Class I director is to be elected at the Annual Meeting. The Class II and Class III directors will be elected at the Company's 2000 and 2001 Annual Meetings of Stockholders, respectively. The Class I director to be elected at the 1999 Annual Meeting will hold office until the 2002 Annual Meeting of Stockholders or until his successor has been duly elected and qualified.

     Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's nominee named below, who is presently a director of the Company. In the event that the nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. The Company is not aware that the nominee will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of the nominee listed below, and, in such event, the specific nominee to be voted for will be determined by the proxy holders.

VOTE REQUIRED

     If a quorum is present and voting, the nominee receiving the highest number of votes will be elected to the Board of Directors. Abstentions and Broker Non-Votes are not counted in the election of directors.

INFORMATION CONCERNING THE NOMINEES AND INCUMBENT DIRECTORS

     The following table sets forth the name and age of the nominee and each director of the Company whose term of office continues after the Annual Meeting, the principal occupation of each during the past five years and the period during which each has served as a director of the Company.

                                                                                        DIRECTOR
           NAME               PRINCIPAL OCCUPATION DURING THE PAST FIVE YEARS     AGE    SINCE
           ----               -----------------------------------------------     ---   --------
NOMINEE FOR CLASS I
  DIRECTORS:
William N. Starling.......  William N. Starling has been a director of the         46     1991
                            Company since 1991 and has served as Chairman since
                            1996. From January 1992 to May 1999, Mr. Starling
                            served as the President and Chief Executive Officer
                            of the Company. Mr. Starling serves as a director of
                            Radiotherapeutics Corporation and IsoStent, Inc.
CONTINUING CLASS II
  DIRECTORS:
Mark J. Brooks............  Mark Brooks is a partner of BankAmerica Ventures       33     1999
                            where he has been employed since August 1995. From
                            September 1993 to July 1995, Mr. Brooks was a senior
                            associate at Mercer Management Consulting. Prior to
                            that time, Mr. Brooks was a loan officer in the
                            Media Group of Manufacturers Hanover Trust Company.
                            Mr. Brooks is a member of the boards of directors of
                            ManorHouse Retirement Centers, LivHome and InPatient
                            Management Consultants, Inc.

                                                                                        DIRECTOR
           NAME               PRINCIPAL OCCUPATION DURING THE PAST FIVE YEARS     AGE    SINCE
           ----               -----------------------------------------------     ---   --------
M. Fazle Husain...........  M. Fazle Husain is a principal of Morgan Stanley       35     1999
                            Dean Witter & Co., an investment banking firm, where
                            he has been employed since 1991. Mr. Husain is also
                            a Managing Member of Morgan Stanley Venture Partners
                            III, L.L.C., the General Partner of Morgan Stanley
                            Venture Partners III, L.P., Morgan Stanley Venture
                            Investors III, L.P. and The Morgan Stanley Venture
                            Partners Entrepreneur Fund, L.P. Mr. Husain was also
                            employed at Morgan Stanley Dean Witter from 1987
                            until 1989. Mr. Husain primarily focuses on
                            investments in the healthcare industry, including
                            healthcare services, medical devices and healthcare
                            information technology. Mr. Husain is also a member
                            of the boards of directors of IntegraMed America,
                            Inc., AllScripts, Inc., U.S. Healthworks, Inc.,
                            DentalCo, Inc., HealthStream, TravCorps and The
                            Medicines Company.
CONTINUING CLASS III
  DIRECTORS:
Thomas M. Prescott........  Thomas M. Prescott has served as Cardiac Pathways'     44     1999
                            President and Chief Executive Officer since May
                            1999. Mr. Prescott was Vice President and General
                            Manager of a respiratory business unit of
                            Mallinckrodt, Inc. from August 1996 to May 1999. Mr.
                            Prescott served in other senior leadership roles at
                            Nellcor, Inc. from April 1994 until Nellcor's
                            acquisition by Mallinckrodt in August 1997. Prior to
                            that time, Mr. Prescott served in various roles at
                            General Electric Medical Systems and Siemens.
Anchie Kuo, M.D...........  Anchie Kuo, M.D. is a partner of BankAmerica           39     1999
                            Ventures, where he has been employed since 1994.
                            Prior to joining BankAmerica Ventures, Mr. Kuo was a
                            general partner of Ventures Medica. Mr. Kuo is also
                            a member of the boards of directors of Acusphere,
                            Collegiate Healthcare, Dynavax, Immusol, the Call
                            Doctor Company, U.S. Healthworks, Inc. and Via
                            Medical Corporation.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of 15 meetings during fiscal 1999. Except Thomas J. Fogarty, M.D. and Joseph I. Ilvento, M.D., both former directors, no current or former director attended fewer than 75% of the meetings of the Board of Directors held during fiscal 1999. The Board of Directors has an Audit Committee and a Compensation Committee. The Board of Directors has no nominating committee or any committee performing such functions.

     The Audit Committee, which currently consists of Messrs. Husain and Brooks, is responsible for overseeing actions taken by the Company's independent auditors and reviewing the Company's internal financial controls. Mr. Husain and Mr. Brooks replaced Messrs. Glendon E. French and Ilvento as members of the Audit Committee in July 1999 upon the former directors' resignation from the Board of Directors. The Audit Committee met two times during fiscal 1999. No director attended fewer than 75% of the meetings of the Audit Committee held during the period he sat on such committee.

     The Compensation Committee, which currently consists of Mr. Brooks and Dr. Kuo, is responsible for determining salaries, incentives and other forms of compensation for directors, officers and other employees of the Company and administering various incentive compensation and benefit plans. Mr. Brooks and Dr. Kuo replaced former directors Michael J. Eagle, Dr. Fogarty and Louis G. Lange, M.D. on the Compensation Committee in July 1999 upon the former directors' resignation from the Board of Directors. The Compensation Committee met five times during fiscal 1999 and no director attended fewer than 75% of the meetings of the Compensation Committee held during the period he sat on such committee.

COMPENSATION OF DIRECTORS

     In fiscal 1999, nonemployee directors who were neither affiliated with nor nominated by a stockholder that owned one percent or more of the outstanding capital stock of the Company (the "Outside Directors") received a fee of $1,500 for attendance at each general Board of Directors meeting, $500 if present at such meeting by telephone, a fee of $150 for attendance at each committee meeting for services provided in that capacity and were reimbursed for out of pocket expenses incurred in connection with their attendance at Board of Director or committee meetings. There are currently no Outside Directors of the Company.

     The Company's 1996 Director Option Plan (the "Director Plan") provides that options may be granted to Outside Directors of the Company pursuant to an automatic nondiscretionary grant mechanism. The exercise price of the options is 100% of the fair market value of the Common Stock on the grant date. The Director Plan provides for an initial option grant (the "Initial Grant") to purchase 2,600 shares of Common Stock to each new Outside Director of the Company who is neither affiliated with nor nominated by a stockholder that owns one percent or more of the outstanding capital stock of the Company on the date he or she first becomes a director. In addition, each Outside Director is automatically granted an option (the "Annual Grant") to purchase 140 shares of Common Stock at the next meeting of the Board of Directors following each Annual Meeting of Stockholders, if on such date, such director has served on the Board of Directors for at least the preceding six months. The terms of the Initial Grants and Annual Grants are ten years, provided that such options shall terminate three months following the termination of the optionee's status as a director (or twelve months if the termination is due to death or disability). The Initial Grant vests at a rate of 25% of the shares subject to such option on the first anniversary of the date of grant and at a rate of 1/48th of such shares per month thereafter. The Annual Grants vest at a rate of 1/8th of the shares subject to such option six months after the date of grant and at a rate of 1/48th of such shares per month thereafter.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee consists of directors Kuo and Brooks. Dr. Kuo and Mr. Brooks replaced Mr. Eagle, Dr. Fogarty and Dr. Lange as directors and members of the Compensation Committee at the time the former directors resigned and the current directors were appointed in connection with the closing of the Series B Financing in July 1999. Dr. Kuo and Mr. Brooks are both representatives of the Series B Preferred stockholders. Dr. Kuo and Mr. Brooks are partners of BankAmerica Ventures, an entity which purchased 10,000 shares of the Series B Preferred. At the time of the closing of the Series B financing, neither Dr. Kuo nor Mr. Brooks was a director or a member of the Compensation Committee.

     Dr. Fogarty, a former director and former member of the Compensation Committee, bought 500 shares of the Series B Preferred. For further discussion of the Series B Financing see "Certain Transactions -- Series B Financing."

THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE NOMINEE SET FORTH HEREIN.

                                  PROPOSAL TWO

                          AMENDMENT OF 1991 STOCK PLAN

     At the Company's 1999 Annual Meeting, you are being asked to approve an amendment of the 1991 Stock Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 300,000 shares. The adoption of the 1991 Stock Plan and the aggregate reservation of 1,313,406 shares for issuance thereunder were previously approved by the Company's Board of Directors and by the Company's stockholders. The Board of Directors approved the amendment of the 1991 Stock Plan to increase the number of shares reserved for issuance thereunder by 300,000 shares in October 1999. As of October 12, 1999, options to purchase an aggregate of 812,231 shares of the Company's Common Stock were outstanding under the 1991 Stock Plan, with a weighted average exercise price of $9.31 per share, and 276,069 shares were available for future grant, exclusive of the 300,000 shares for which approval is sought hereunder. In addition, as of October 12, 1999, 224,918 shares had been purchased pursuant to the exercise of stock options under the 1991 Stock Plan.

     In addition, the Company has a 1998 Nonstatutory Stock Option Plan. As of October 12, 1999, 480,000 shares were reserved under the Nonstatutory Stock Option Plan, of which 203,350 are subject to outstanding stock options, and of which 276,650 are available for future grant.

     The 1991 Stock Plan authorizes the Board of Directors to grant stock options to eligible employees and consultants of the Company, its parent and subsidiaries. The 1991 Stock Plan is structured to allow the Board of Directors broad discretion in creating equity incentives in order to assist the Company to attract, retain and motivate the best available personnel for the successful conduct of the Company's business. The Company has a longstanding practice of linking key employee compensation to corporate performance, because our Board of Directors believes that this increases employee motivation to improve stockholder value. The Company has, therefore, consistently included equity incentives as a significant component of compensation for a broad range of our employees and consultants. This practice has enabled the Company to attract and retain the talent that its business continues to require.

     The Board of Directors believes that the remaining shares available for grant under the 1991 Stock Plan are insufficient to accomplish the purposes of the 1991 Stock Plan. The Company anticipates there will be a need to hire additional technical and management employees during fiscal 2000, and it will be necessary to offer equity incentives to attract and motivate these individuals, particularly in the competitive job market in Silicon Valley. In addition, in order to retain the services of valuable employees as our employee base grows larger, it will be necessary to grant additional options to current employees as older options become fully vested.

VOTE REQUIRED

     The affirmative vote of a majority of the Common Equivalent Shares present and voting at the 1999 Annual Meeting will be required to approve the amendment of the 1991 Stock Plan.

PURPOSE

     The purposes of the 1991 Stock Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees and consultants of the Company and to promote the success of the Company's business.

TERMS OF THE 1991 STOCK PLAN

     The essential terms of the 1991 Stock Plan are summarized as follows:

     ADMINISTRATION

     The 1991 Stock Plan may be administered by our Board of Directors or one of its committees. The 1991 Stock Plan is administered currently by the Compensation Committee. Our Board of Directors or the

Compensation Committee is referred to in this description as the administrator. The administrator determines the terms of options granted including, but not limited to, the exercise price, the number of shares subject to the option and the exercisability thereof. The administrator determines all questions of interpretation, and its decisions are final and binding upon all participants. Members of our Board of Directors or the Compensation Committee, as the case may be, receive no additional compensation for their services in connection with the administration of the 1991 Stock Plan.

     ELIGIBILITY

     The 1991 Stock Plan provides that the administrator may grant either incentive or nonstatutory stock options to employees, including officers and employee directors, of the Company, any of its designated subsidiaries or its parent. In addition, the 1991 Stock Plan provides that the administrator may grant nonqualified stock options to consultants of the Company, any of its designated subsidiaries or its parent. The administrator selects the optionees and determines the number of shares to be subject to each option. In making such determination, the administrator takes into account the duties and responsibilities of the optionee, the value of the optionee's services, the optionee's present and potential contribution to the success of the Company and other relevant factors. The 1991 Stock Plan provides for a limit of $100,000 on the aggregate fair market value of shares subject to all incentive options that become exercisable for the first time in any one calendar year.

     TERMS OF OPTIONS

     Each option is evidenced by a stock option agreement between the Company and the person to whom such option is granted and is subject to the following additional terms and conditions:

     (1) Exercise of the option: The administrator determines when options granted under the 1991 Stock Plan may be exercised. An option is exercised when the optionee gives written notice of exercise to the Company, specifying the number of shares of the Company's common stock to be purchased and tendering payment to the Company of the purchase price. Payment for shares issued upon exercise of an option may consist of cash, check, promissory note, delivery of already-owned shares of the Company's common stock (subject to certain conditions), delivery of an exercise notice with other required documentation to effect an exercise of the option and delivery of the sale or loan proceeds required to pay the exercise price, cancellation of a portion of the shares subject to the option with a fair market value equal to the aggregate exercise price of the shares as to which the option shall be exercised, or any combination of the foregoing methods. Options may be exercised at any time on or following the date the options are first exercisable or, subject to repurchase rights, exercised early pursuant to a restricted stock purchase agreement at the sole discretion of the administrator. An option may not be exercised for a fraction of a share.

     (2) Option price: The exercise price of all incentive stock options and nonstatutory stock options under the 1991 Stock Plan is determined by the administrator but, in the case of incentive stock options, in no event will it be less than the fair market value of the Company's common stock on the date the option is granted, or in the case of nonstatutory stock options, less than 100% of the fair market value of the Company's common stock on the date the option is granted. In the case of an option granted to a person who at the time of grant owns stock representing more than 10% of the voting power of all classes of stock of the Company's, the exercise price must be not less than 100% of the fair market value on the date of grant. In the absence of an established market for the common stock, the fair market value shall be determined in good faith by the administrator.

     (3) Termination of employment: The 1991 Stock Plan provides that if the optionee's employment or consulting relationship with the Company, any of its subsidiaries or its parent is terminated for any reason, other than death or disability, options may be exercised within thirty days, or such other period of time not exceeding three months as determined by the administrator, after such termination and may be exercised only to the extent the options were exercisable on the date of termination.

     (4) Death: If an optionee should die while an employee or a consultant of the Company, any of its subsidiaries or its parent, the options may be exercised at any time within twelve months after the date of death but only to the extent that the options were exercisable on the date of death and in no event later than the expiration of the term of such option.

     (5) Disability: If an optionee's employment or consulting relationship is terminated due to a disability, the options may be exercised at any time within twelve months from the date of such termination, but only to the extent that the options were exercisable on the date of termination of employment and in no event later than the expiration of the term of the option.

     (6) Termination of options: The administrator determines the term of options granted under the 1991 Stock Plan, provided that options may not expire later than ten years from the date of grant. However, incentive stock options granted to a person who at the time the option is granted owns more than 10% of the voting power of all classes of stock of the Company, one of its subsidiaries or its parent, may not have a term of more than five years.

     (7) Nontransferability of options: An option is nontransferable by the optionee, other than by will or the laws of descent and distribution and is exercisable, during the lifetime of the optionee, only by the optionee.

     ADJUSTMENT UPON CHANGES IN CAPITALIZATION

     In the event any change such as a stock split or dividend is made in the Company's capitalization which results in an increase or decrease in the number of outstanding shares of the Company's Common Stock without receipt of consideration by the Company, an appropriate adjustment will be made in the option price and in the number of shares subject to each option. In the event of the proposed dissolution or liquidation of the Company, the administrator shall notify the optionee at least fifteen days prior to such proposed action. To the extent it has not been previously exercised, an option will terminate immediately prior to the consummation of such proposed action. In the event of a merger of the Company with or into another corporation or sale of substantially all of the assets of the Company, all outstanding options may be assumed or an equivalent option substituted by the successor corporation.

     PERFORMANCE-BASED COMPENSATION LIMITATIONS

     In any fiscal year of the Company, the administrator may not grant any employee options to purchase more than 400,000 shares of the Company's Common Stock. The foregoing limitation, which will be adjusted proportionately in connection with any change in the Company's capitalization, is intended to satisfy the requirements applicable to options intended to qualify as performance-based compensation within the meaning of section 162(m) of the Internal Revenue Code of 1986.

     AMENDMENT AND TERMINATION

     Our Board of Directors may amend the 1991 Stock Plan at any time or from time to time or may terminate it without approval of our stockholders; provided, however, that stockholder approval is required for any amendment which increases the number of shares which may be issued under the 1991 Stock Plan or as necessary to remain in compliance with Rule 16b-3 of the Securities Exchange Act or Section 422 of the Internal Revenue Code of 1986. However, no action by our Board of Directors or stockholders may alter or impair any option previously granted under the 1991 Stock Plan without the consent of the optionee. In any event, the 1991 Stock Plan will terminate in June 2001.

     TAX INFORMATION

     Options granted under the 1991 Stock Plan may be either incentive stock options or nonstatutory options.

     A person who is granted an incentive stock option will not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercising the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of (1) the fair market value of the shares at the date of the option exercise or (2) the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director or 10% stockholder of the Company. Generally, the Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

     All other options that do not qualify as incentive stock options are referred to as nonstatutory options. An optionee will not recognize any taxable income at the time he or she is granted a nonstatutory option. However, upon its exercise, the optionee will recognize ordinary income generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. Upon resale of such shares by the optionee, any difference between the sales price and the optionee's purchase price to the extent not recognized as taxable income as described above will be treated as long-term or short-term capital gain or loss depending on the holding period.

     Generally, the Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a nonstatutory option.

     This discussion is only a summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the 1991 Stock Plan. This discussion does not purport to be complete, and does not discuss the tax consequences of the optionee's death or the income tax laws of any municipality, state or foreign country in which an optionee may reside.

     PARTICIPATION IN THE 1991 STOCK PLAN

     The grant of options under the 1991 Stock Plan to executive officers, including the officers named in the Summary Compensation Table (the "Named Executive Officers") is subject to the discretion of the administrator. Except as described in the next paragraph, as of the date of this document, there has been no determination by the administrator with respect to future awards under the 1991 Stock Plan. Accordingly, future awards are not determinable. The table of option grants under "Executive Compensation -- Option Grants in 1999" provides information with respect to the grant of options to the Company's Named Executive Officers during fiscal 1999. During fiscal 1999, all Named Executive Officers of the Company as a group and all other individuals as a group received options to purchase 89,959 shares and 242,787 shares, respectively, pursuant to the 1991 Stock Plan. As of the Company's record date, approximately 108 employees were eligible to participate in the 1991 Stock Plan.

     In connection with his acceptance of employment with the Company, Thomas Prescott, our current Chief Executive Officer was granted an option to purchase 60,000 shares of Common Stock.

THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE APPROVAL OF THE AMENDMENT OF THE 1991 STOCK PLAN.

                                 PROPOSAL THREE

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected Ernst & Young LLP, independent auditors, to audit the consolidated financial statements of the Company for the fiscal year ending June 30, 2000. Although action by stockholders is not required by law, the Board of Directors has determined that it is desirable to request approval of this selection by the stockholders. Notwithstanding the selection, the Board of Directors, in its discretion, may direct the appointment of new independent auditors at any time during the year, if the Board of Directors feels that such a change would be in the best interest of the Company and its stockholders. In the event of a negative vote on ratification, the Board of Directors will reconsider its selection.

     Ernst & Young LLP has audited the Company's financial statements annually since 1991. Representatives of Ernst & Young LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

     The following Summary Compensation Table sets forth certain information regarding the compensation of the current Chief Executive Officer of the Company, the former Chief Executive Officer of the Company and the four next most highly compensated executive officers in the fiscal year ended June 30, 1999 (collectively, the "Named Executive Officers") of the Company for services rendered in all capacities to the Company for the fiscal years indicated.

                                                                                                 LONG-TERM
                                                                                               COMPENSATION
                                                                                                  AWARDS
                                                                                               -------------
                                                                                                 NUMBER OF
                                                      ANNUAL COMPENSATION                       SECURITIES
                                                      --------------------    OTHER ANNUAL      UNDERLYING
     NAME AND PRINCIPAL POSITION        FISCAL YEAR   SALARY($)   BONUS($)   COMPENSATION($)   OPTIONS(#)(1)
     ---------------------------        -----------   ---------   --------   ---------------   -------------
Thomas M. Prescott(2).................     1999        $10,817    $75,000       $      --         60,000
  President, Chief Executive Officer       1998             --         --              --             --
  and Director                             1997             --         --              --             --
William N. Starling(3)................     1999        224,915         --              --          6,000
  Former President and Chief Executive     1998        233,154         --              --          6,000
  Officer and Current Director             1997        213,590         --              --             --
Debra S. Echt, M.D....................     1999        200,011     50,000              --          3,369
  Vice President and                       1998        212,394         --           949(4)         3,000
  Chief Medical Officer                    1997        165,257         --        79,203(5)        20,000
Richard E. Riley......................     1999        154,865         --              --          3,024
  Executive Vice President                 1998        150,000         --        10,000(6)         1,000
  Research and Development                 1997        150,000         --              --          2,200

Dan S. Ellis(7).......................     1999        143,077         --              --          4,522
  Vice President Sales                     1998         68,269         --              --         18,000
                                           1997             --         --              --             --
Jon P. Hunt...........................     1999        143,510         --        50,483(8)         4,544
  Vice President Sales and Marketing       1998         39,231         --              --         18,000
                                           1997             --         --              --             --
G. Michael Latta(9)...................     1999        111,542         --              --         14,500
  Vice President of Finance and            1998        102,500      8,439              --            200
  Chief Financial Officer                  1997         81,830      2,500              --          1,950

---------------
(1) These shares are subject to exercise under stock options granted under the Company's 1991 Stock Option Plan. See "-- Option Grants in Last Fiscal Year."

(2) Mr. Prescott became the Company's Chief Executive Officer and President in May 1999. He was appointed to the Company's Board of Directors in July 1999.

(3) Mr. Starling resigned as an officer of the Company in April 1999.

(4) Represents forgiveness of accrued interest on a loan and payment for certain federal and state income tax obligations in connection with such forgiveness.

(5) Consists of moving and relocation expenses and temporary housing allowance.

(6) Represents forgiveness of loan and related accrued interest, and payment for certain federal and state income tax obligations in connection therewith.

(7) Mr. Ellis resigned as an officer of the Company in June 1999.

(8) Consists of moving and relocation expenses, temporary housing allowance and payment for certain federal and state income tax obligations in connection therewith.

(9) Mr. Latta resigned as the Company's Vice President of Finance and Chief Financial Officer effective October 1999.

                       OPTIONS GRANTS IN LAST FISCAL YEAR

     The following table provides information relating to stock options awarded to each of the Named Executive Officers during the fiscal year ended June 30, 1999 All such options were awarded under the Company's 1991 Stock Plan.

                                            INDIVIDUAL GRANTS
                       ------------------------------------------------------------   POTENTIAL REALIZABLE VALUE
                         NUMBER OF       PERCENT OF                                      AT ASSUMED RATES OF
                        SECURITIES     TOTAL OPTIONS                                   STOCK PRICE APPRECIATION
                        UNDERLYING       GRANTED TO        EXERCISE                       FOR OPTION TERM(1)
                          OPTIONS       EMPLOYEES IN      PRICE PER      EXPIRATION   --------------------------
        NAME           GRANTED(#)(2)   FISCAL 1999(%)   SHARE($)(3)(4)      DATE         5%($)         10%($)
        ----           -------------   --------------   --------------   ----------   -----------    -----------
Thomas M. Prescott...     60,000            37.1%           $ 5.00       06/07/2009    $188,688       $478,123
William N.
  Starling...........      1,228             0.8%            23.15       11/30/2008      17,838         45,244
                           4,772             2.9%            23.15       11/30/2008      69,320        175,816
Debra S. Echt,
  M.D................      3,000             1.9%            20.00       10/20/2008      37,734         95,625
                             369             0.2%            23.15       11/30/2008       5,360         13,595
Richard E. Riley.....      3,000             1.9%            20.00       10/20/2008      37,734         95,625
                              24             0.0%            23.15       11/30/2008         348            884
Dan S. Ellis(5)......         22             0.0%            23.15       11/30/2008         320            810
                           1,219             0.8%            21.25       01/19/2000      16,291         41,284
                           3,281             2.0%            21.25       01/19/2000      43,847        111,118
Jon P. Hunt..........         44             0.0%             5.00       11/30/2008         639          1,621
                           4,500             2.8%            23.15       04/20/2009      14,150         35,859
G. Michael
  Latta(6)...........     14,106             8.7%            23.15       11/30/2008     204,909        519,711
                             394             0.2%            23.15       11/30/2008       5,723         14,516

---------------
(1) Potential realizable value is based on the assumption that the Common Stock of the Company appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the ten year option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future price growth.

(2) Options become exercisable to 1/48th of the option shares at the end of each month following the date of grant, with full vesting occurring on the fourth anniversary of the date of grant, other than Mr. Prescott's grant which becomes exercisable as to 1/4th of the shares on the first anniversary of the date of grant and the remainder of which vest monthly as to 1/48th thereafter.

(3) Options were granted at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant.

(4) Exercise price may be paid in cash, check, promissory note, by delivery of already-owned shares of the Company's Common Stock subject to certain conditions, delivery of a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company amount of sale or loan proceeds required to pay the exercise price, a reduction in the amount of any Company liability to an optionee, or any combination of the foregoing methods of payment or such other consideration or method of payment to the extent permitted under applicable law.

(5) Mr. Ellis resigned from the Company in June 1999 and his options were cancelled in July 1999.

(6) Mr. Latta resigned from the Company effective October 1999.

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth certain information regarding the exercise of stock options by the Named Executive Officers during the fiscal year ended June 30, 1999 and the value of stock options held as of June 30, 1999 by the Named Executive Officers.

                                                             NUMBER OF SECURITIES
                                                            UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                  OPTIONS AT              IN-THE-MONEY OPTIONS AT
                             SHARES                            JUNE 30, 1999(#)             JUNE 30, 1999($)(1)
                           ACQUIRED ON       VALUE        ---------------------------   ---------------------------
          NAME             EXERCISE(#)   REALIZED(#)(2)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
          ----             -----------   --------------   -----------   -------------   -----------   -------------
Thomas M. Prescott.......       --            $ --              --         60,000         $    --         $ --
William N. Starling......       --              --          26,741          9,125             906           --
Debra S. Echt, M.D.......       --              --          15,995         10,374              --           --
Richard E. Riley.........       --              --          15,974          4,250          18,932           --
Dan S. Ellis.............       --              --           5,348             --              --           --
Jon P. Hunt..............       --              --           5,906         16,638              --           --
G. Michael Latta.........       --              --           3,431         13,413              --           --

---------------
(1) Fair market value of the Company's Common Stock at fiscal year-end ($4.70 based on the last reported sale price of the Company's Common Stock on June 30, 1999) minus the exercise price.

(2) Fair market value of the Company's Common Stock on the date of exercise minus the exercise price.

EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS

     Ms. Echt and Messrs. Prescott, Latta, and Hunt have entered into employment agreements with the Company pursuant to which the Company may terminate the employee's employment at any time with or without cause; provided, however, that if employment is terminated with cause, the Company will pay the employee a severance payment in an amount equal to one month of the employee's then-current monthly base salary and if the employee's employment is terminated without cause, the Company will pay the employee a severance payment of an amount equal to six months, except for Mr. Prescott for whom the amount shall equal twelve months, of the employee's then-current monthly base salary. The agreements also provide that all outstanding stock options held by the employees become immediately exercisable in the event that the employee's employment is terminated without cause or is constructively terminated in connection with a merger, reorganization or sale of substantially all of the assets of the Company in which stockholders of the Company immediately prior to the transaction possess less than fifty percent (50%) of the voting power of the surviving entity (or its parent) immediately after the transaction.

     Thomas M. Prescott was appointed as the Company's President and Chief Executive Officer as of May 24, 1999. On July 23, 1999, Mr. Prescott became a director of the Company. In addition, Mr. Prescott entered into an employment agreement with the Company that among other things provides that Mr. Prescott is entitled to an annual base salary of $225,000 and options to purchase 60,000 shares of the Company common stock at an exercise price of $5.00 per share. One-fourth of Mr. Prescott's options will vest on each anniversary of his employment over the next four years. In the event Mr. Prescott is terminated without justifiable cause during the first year of his employment, Mr. Prescott will be entitled to acceleration of vesting as to 1/48 of such options for each full month of employment. Mr. Prescott is also entitled to immediate vesting of 100% of his shares if a merger or other sale of the Company results in a change in control of its voting stock and Mr. Prescott is involuntarily terminated.

     In addition to options to purchase the Company's common stock, Mr. Prescott is entitled to the following:

     - a $250,000 loan from the Company at a 7% interest rate to purchase shares of the Series B Preferred that is payable in 12 quarterly installments commencing on the third anniversary of the loan;

     - relocation expenses;

     - a one-time bonus of $75,000 paid on June 25, 1999;

     - severance of 12 months of his then current monthly salary in the event Mr. Prescott is terminated without justifiable cause; and

     - a bonus of up to 25% of his then current salary upon the attainment of goals set by the board of directors for each fiscal year during which Mr. Prescott remains the Company's Chief Executive Officer.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     During the fiscal year ended June 30, 1999 the Company's executive compensation program was approved by the Board's Compensation Committee and the Board of Directors. The following is the report of the Compensation Committee with respect to the compensation paid to the Company's executive officers during fiscal 1999. Actual compensation earned during the fiscal year by the Named Executive Officers is shown in the Summary Compensation Table above.

  Compensation Philosophy

     The Company's philosophy in setting its compensation policies for executive officers is to maximize stockholder value over time. The primary goal of the Company's executive compensation program is therefore to closely align the interests of the executive officers with those of the Company's stockholders. To achieve this goal the Company attempts to (i) offer compensation opportunities that attract and retain executives whose abilities are critical to the long-term success of the Company, motivate individuals to perform at their highest level and reward outstanding achievement, (ii) maintain a significant portion of the executive's total compensation at risk, tied to achievement of financial, organizational and management performance goals, and (iii) encourage executives to manage from the perspective of owners with an equity stake in the Company.

     The compensation program for the Company's executive officers consists of the following components: base salary and long-term stock option incentives.

  Base Salary

     The Compensation Committee reviewed and approved fiscal 1999 base salaries for William N. Starling, the Company's former Chief Executive Officer, and other executive officers at the beginning of the fiscal year. Base salaries were established by the Compensation Committee based upon competitive compensation data for similarly situated companies in the medical device industry, the executive's job responsibilities, level of experience, individual performance and contribution to the business. Executive officer salaries have been targeted at or above the average rates paid by competitors to enable the Company to attract, motivate, reward and retain highly skilled executives. In order to evaluate the Company's competitive posture in the industry, the Compensation Committee reviewed and analyzed the compensation packages, including base salary levels, offered by other medical device companies. The competitive information was obtained from surveys prepared by national consulting companies or industry associations. The surveys include, but are not limited to, data from all industries represented in Hambrecht & Quist Healthcare, Excluding Biotechnology index. In making base salary decisions, the Compensation Committee exercised its discretion and judgment based upon these factors. No specific formula was applied to determine the weight of each factor.

  Long-Term Stock Option Incentives

     The Company provides its executive officers with long-term incentive compensation through grants of stock options under the Company's 1991 Stock Plan and otherwise. The Compensation Committee believes that stock options provide the Company's executive officers with the opportunity to purchase and maintain an equity interest in the Company and to share in the appreciation of the value of the Company's Common Stock. The Compensation Committee believes that stock options directly motivate an executive to maximize long-term stockholder value. The options also utilize vesting periods that encourage key executives to continue in the employ of the Company. All options granted to executive officers in fiscal 1999 were granted at an exercise price that was at the fair market value of the Company's Common Stock on the date of grant. The

Compensation Committee considers the grant of each option subjectively, considering factors such as the individual performance of the executive officer and the anticipated contribution of the executive officer to the attainment of the Company's long-term strategic performance goals. Long-term incentives granted in prior years are also taken into consideration.

  Compensation for the President and Chief Executive Officer

     On May 24, 1999 the Company entered an employment agreement with Thomas M. Prescott to become President and Chief Executive Officer of the company. All aspects of Mr. Prescott's 1999 compensation as President and Chief Executive Officer are governed by this employment agreement. See "Employment Agreements and Change-in-Control Agreements."

     The Compensation Committee and the Board of Directors approved Mr. Prescott's employment agreement after a detailed review of competitive compensation data for chief executive officers in similarly situated companies in the medical device industry and after extensive discussion of Mr. Prescott's qualifications. In settling on the final compensation amounts, the Compensation Committee and the Board focused on the importance of appointing a president and chief executive officer who could provide the leadership necessary to improve the Company's competitiveness and profitability.

  Compensation for the Former Chief Executive Officer

     Mr. William N. Starling was President and Chief Executive Officer of the Company for the first ten (10) months of fiscal 1999. In November 1998, Mr. Starling received an increase of his annual base salary to $243,000, and he was granted options to purchase 6,000 shares of Common Stock of the Company at an exercise price of $23.13 per share. The Compensation Committee and the Board granted these compensation increases in connection with their annual review of Mr. Starling's performance. They determined that relative to the compensation packages for similarly situated companies in the medical device industry, Mr. Starling was undercompensated for his performance.

  Section 162(m)

     The Board has considered the potential future effects of Section 162(m) of the Internal Revenue Code on the compensation paid to the Company's executive officers. Section 162(m) disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1.0 million in any taxable year for any of the executive officers named in the proxy statement, unless compensation is performance-based. The Company has adopted a policy that, where reasonably practicable, the Company will seek to qualify the variable compensation paid to its executive officers for an exemption from the deductibility limitations of Section 162(m). As a result, in April 1996, the stockholders approved certain amendments to the Company's 1991 Stock Plan intended to preserve the Company's ability to deduct the compensation expense relating to stock options granted under the 1991 Stock Plan. In approving the amount and form of compensation for the Company's executive officers, the Compensation Committee will continue to consider all elements of the cost to the Company of providing such compensation, including the potential impact of
Section 162(m).

                                          Respectfully submitted by:

                                          Mark J. Brooks
                                          Anchie Kuo, M.D.

CERTAIN TRANSACTIONS

  Series B Financing

     On July 23, 1999, the Company completed a $32.0 million Series B Preferred financing. The 32,000 shares of Series B Preferred are convertible at the option of the holders into 6.4 million shares of the Company's Common Stock. On May 21, 1999 the Company signed a definitive agreement with BankAmerica Ventures, Morgan Stanley Dean Witter Venture Partners and certain other accredited investors for the sale of up to $40,000,000 of Series B Convertible Preferred Stock. On July 20, 1999, the Company's stockholders approved the financing at a special meeting of stockholders. The financing closed on July 23, 1999 and the Company issued 32,250 shares of the Series B Preferred at a purchase price of $1,000 per share and raised $31,750,000, net of issuance costs.

     The financing was severely dilutive to the Company's then existing stockholders. The following table summarizes the dilutive effect, for percentage ownership purposes, of the financing on the Company stockholders based on outstanding share information as of June 4, 1999:

                                                               SHARES     PERCENTAGE
                                                              ---------   ----------
Outstanding Common Stock as of June 4, 1999.................  2,007,716      23.9%
New Common Stock issuable upon conversion of the Series B
Preferred...................................................  6,450,000      76.1
                                                              ---------     -----
          Total.............................................  8,457,716     100.0%
                                                              =========     =====

     This table does not give effect to the issuance of warrants to purchase 300 shares of Series B Preferred (convertible into 60,000 shares of Common Stock) in connection with the interim funding described below.

     The members of the Company's Board of Directors other than Thomas M. Prescott resigned effective upon the closing of the financing. The remaining director, Mr. Prescott, appointed Mark J. Brooks, Anchie Y. Kuo, M.D., and M. Fazle Husain, nominees of the Series B Preferred Stockholders, and former director, Chief Executive Officer and President, William N. Starling, to fill the vacancies. Mr. Starling was also appointed Chairman of the Board of Directors. The consent of the directors nominated by the Series B Preferred will be required to increase the number of directors above the number currently in office.

     The holders of the Series B Preferred are entitled to significant rights, preferences and privileges as a result of their investment.

     Each share of Series B Preferred is convertible into 200 shares of Common Stock. The conversion ratio of the Series B Preferred is subject to adjustment for price based antidilution.

     The Series B Preferred is entitled to an 11% cumulative dividend per year. The Series B Preferred has a liquidation preference equal to the initial purchase price plus accrued dividends upon the occurrence of a liquidation, a merger or the sale of all or substantially all of the Company's stock or assets. As a result of the liquidation preference, in the event of a liquidation, merger or the sale of substantially all of the Company's stock or assets, the holders of the Series B Preferred will receive their original purchase price plus any accrued dividends prior to any distribution to the holders of Common Stock.

     The Series B Preferred is redeemable after May 31, 2004 at the request of a majority of the holders, subject to the approval of the Company. If a redemption request is received but not approved by the Company, the cumulative dividend rate payable on the Series B Preferred will increase by six percentage points for each year a redemption does not occur.

     The holders of the Series B Preferred vote on all matters presented to stockholders on an as-converted to Common Stock basis. Each share of Series B Preferred is currently entitled to 1000 votes per share. In addition, the affirmative vote of holders of a majority of the Series B Preferred, voting as a separate class, will be required to:

     1. Amend or repeal any provision, or add any provision to the Company's certificate of incorporation or bylaws which changes the rights of the Series B Preferred;

     2. Increase or decrease (other than by redemption or conversion) the total number of authorized shares of Preferred Stock or Common Stock;

     3. Authorize or issue, or obligate itself to issue, any other security convertible into or exercisable for any security having a preference over, or being on a parity with, the Series B Preferred with respect to voting, dividends, redemption or upon liquidation;

     4. Issue any shares of Common Stock, other than

          (a) shares of Common Stock issuable or issued to employees, consultants or directors of the Company directly or pursuant to a stock option plan or restricted stock plan approved by the board of directors, including the representatives of the Series B Preferred;

          (b) shares of Common Stock issuable or issued upon conversion of the Series A Participating Preferred Stock or the Series B Preferred or as dividends or distributions on the Series A Participating Preferred Stock or the Series B Preferred;

          (c) shares of Common Stock issuable or issued upon exercise of warrants issued to banks, equipment lessors or other vendors, where such Common Stock or warrants were approved by the board of directors, including the representatives of the Series B Preferred; or

          (d) shares of Common Stock issuable or issued as consideration for business combinations or corporate partnering agreements approved by the board of directors, including the representatives of the Series B Preferred.

     5. Declare or pay any dividends on its common stock or redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any share or shares of Common Stock, provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Company or any subsidiary pursuant to agreements under which the Company has the option to repurchase such shares at cost or at cost upon the occurrence of certain events, such as the termination of employment;

     6. Sell, convey or otherwise dispose of all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or effect any transaction or series of related transactions in which more than fifty percent (50%) of the voting power of this corporation is disposed of;

     7. Repurchase any series of Preferred Stock; or

     8. Increase or decrease the size of the board of directors.

     The holders of the Series B Preferred have a right of first offer with respect to future financings by the Company.

     The holders of 45% of the then outstanding Series B Preferred will have the right to request that the Company register the shares of Common Stock into which the Series B Preferred are convertible after May 21, 2000. In addition, if the Company otherwise registers shares of its Common Stock, the holders of the Series B Preferred will be entitled to participate in the registration.

  Other Transactions with Directors, Executive Officers and Others

     In May 1999, William N. Starling resigned as the Company's President and Chief Executive Officer. Mr. Starling, unlike the Company's other then current directors, remained a member of the Company's board of directors. The Company, the holders of the Series B Preferred and Mr. Starling agreed that for as long as Mr. Starling continues as a member of the Company's board of directors, the options to purchase the Company's Common Stock held by Mr. Starling will continue to vest. As of the date he resigned as President and Chief Executive Officer, Mr. Starling held unvested options to purchase 9,458 shares of the Company's Common Stock.

     As part of the Company's employment agreement with Earle L. Canty, former Vice President, Regulatory Affairs and Quality Assurance, the Company loaned Mr. Canty $385,000 at an annual interest rate of 5.88% in April 1996. The proceeds of the loan were used to exercise a stock option granted to Mr. Canty in January 1996. The loan was due upon the earlier of (i) the sale of the shares, or any portion thereof, underlying the option and up to an amount equal to fifty percent (50%) of the proceeds from such sale or (ii) the termination of Mr. Canty's employment by the Company. In August 1998, Mr. Canty resigned from the Company and became a consultant to the Company pursuant to a consulting agreement, and the Company agreed to defer repayment of Mr. Canty's loans until February 1999 as long as he continues to serve as a consultant to the Company. Thus, in August 1998, the terms of the loan were amended to be due and payable on the earlier of (i) the termination of Mr. Canty's service to the Company as a consultant or (ii) February 1999. In February 1999, the terms of the loan were amended again to be due and payable on the earlier of (i) the termination of Mr. Canty's service to the Company as a consultant or (ii) February 28, 2000. In December 1996, the Company loaned $197,450 to Mr. Canty at an annual interest rate of 6.40% pursuant to the same agreement. The proceeds of the loan were used to pay certain federal and state income taxes related to the above stock option exercise. The loan was due upon the earlier of (i) the sale of the shares, or any portion thereof, underlying the option up to an amount equal to fifty percent (50%) of the proceeds from such sale or (ii) the termination of Mr. Canty's employment by the Company. In January 1998, Mr. Canty repaid to the Company a portion of the $197,450 note, the outstanding balance of which was $164,950 at October 15, 1998. In August 1998, the terms of such loan were also amended such that the outstanding balance of the loan and accrued interest shall be due and payable on the earlier of (i) the termination of Mr. Canty's service to the Company as a consultant or (ii) February 1999. In February 1999, the terms of the loan were amended again to be due and payable on the earlier of (i) the termination of Mr. Canty's service to the Company as a consultant or (ii) February 28, 2000. Both loans were secured by the stock purchased and each loan is full recourse.

  Arrow International, Inc. Relationship

     In June 1995 and December 1995, the Company sold an aggregate of 606,667 shares of its Series F Preferred Stock to Arrow International, Inc. ("Arrow") at a price of $15.00 per share for an aggregate purchase price of approximately $9.1 million. In the transaction Arrow also acquired warrants to purchase 7,667 shares of Series F Preferred Stock at an exercise price of $13.125, which expire on the earlier of June 2000 or the closing date of a transaction involving a change of control of the Company. Each share of Series F Preferred Stock was converted automatically into one share of Common Stock of the Company upon the closing of the initial public offering of the Company's Common Stock in June 1996. As of October 12, 1999, Arrow beneficially owned 1.5% shares of the Company's outstanding Common Stock.

     Arrow also has the exclusive right to distribute the Company's Trio/Ensemble diagnostic catheters in all territories of the world except southern Europe and Japan. Sales to Arrow under its distributorship accounted for approximately $391,000 for the fiscal year ended June 30, 1999 and represented approximately 9% of the Company's net sales.

     The Company believes that all of the transactions set forth above were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. All future transactions, including loans, between the Company and its officers, directors, principal stockholders and their affiliates will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors, and will continue to be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

     Pursuant to his employment contract, Mr. Prescott and the Company entered into a loan agreement. Under this loan agreement, Mr. Prescott received a $250,000 loan from the Company at a 7% interest rate to purchase shares of the Series B Preferred. Mr. Prescott's loan is payable in 12 quarterly installments commencing on the third anniversary of the loan.

                               PERFORMANCE GRAPH

     Set forth below is a line graph comparing the percentage change in the cumulative return to the stockholders of the Company's Common Stock with the cumulative return of the Nasdaq National Market, U.S. index and of the Hambrecht & Quist Healthcare, Excluding Biotechnology index for the period commencing June 13, 1996 (the date the Company's Common Stock commenced trading on the Nasdaq National Market) and ending on June 30, 1999. Returns for the indices are weighted based on market capitalization at the beginning of each fiscal year.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                      AMONG CARDIAC PATHWAYS CORPORATION,
                   THE NASDAQ NATIONAL MARKET, U.S. INDEX AND
        THE HAMBRECHT & QUIST HEALTHCARE, EXCLUDING BIOTECHNOLOGY INDEX
[PERFORMANCE GRAPH]

                                                    CARDIAC PATHWAYS              NASDAQ STOCK              HAMBRECHT & QUIST
                                                       CORPORATION                MARKET (U.S.)                HEALTHCARE
                                                    ----------------              -------------                (EXCLUDING
                                                                                                             BIOTECHNOLOGY)
                                                                                                            -----------------
6/13/96                                                    100                         100                         100
6/96                                                        74                          97                          97
6/97                                                        46                         118                         122
6/98                                                        37                         155                         148
6/99                                                         5                         222                         152

---------------
     The foregoing graph assumes that dividends have been reinvested. No dividends have been declared or paid on the Company's Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

     The information contained above under the captions "Report of the Board of Directors on Executive Compensation" and "Performance Graph" shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that the Company specifically incorporates it by reference into such filing.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from reporting persons, the Company believes that, during the fiscal year ended June 30, 1999, all such forms were filed on a timely basis.

OTHER MATTERS

     The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

                                          THE BOARD OF DIRECTORS
Dated: October 26, 1999

                          CARDIAC PATHWAYS CORPORATION
                                 1991 STOCK PLAN
                             (AS AMENDED APRIL 1996)
                        (AS FURTHER AMENDED OCTOBER 1997)
                        (AS FURTHER AMENDED OCTOBER 1998)
                       (AS FURTHER AMENDED NOVEMBER 1998)
                          (AS FURTHER AMENDED MAY 1999)
                        (AS FURTHER AMENDED OCTOBER 1999)



         1. PURPOSES OF THE PLAN. The purposes of this Stock Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and Consultants of the Company and its Subsidiaries and to promote the success of the Company's business. Options granted under the Plan may be incentive stock options (as defined under Section 422 of the Code) or nonstatutory stock options, as determined by the Administrator at the time of grant of an option and subject to the applicable provisions of Section 422 of the Code, as amended, and the regulations promulgated thereunder. Stock purchase rights may also be granted under the Plan.

         2. CERTAIN DEFINITIONS. As used herein, the following definitions shall apply:

               (a) "ADMINISTRATOR" means the Board or any of its Committees appointed pursuant to Section 4 of the Plan.

               (b) "BOARD" means the Board of Directors of the Company.

               (c) "CODE" means the Internal Revenue Code of 1986, as amended.

               (d) "COMMITTEE" means the Committee appointed by the Board of Directors in accordance with paragraph (a) of Section 4 of the Plan.

               (e) "COMMON STOCK" means the Common Stock of the Company.

               (f) "COMPANY" means Cardiac Pathways Corporation, a California corporation.

               (g) "CONSULTANT" means any person, including an advisor, who is engaged by the Company or any Parent or Subsidiary to render services and is compensated for such services. The term Consultant shall not include directors who are not compensated for their services or are paid only a director's fee by the Company.

               (h) "CONTINUOUS STATUS AS AN EMPLOYEE OR CONSULTANT" means that the employment or consulting relationship with the Company, any Parent, or Subsidiary, is not interrupted or terminated. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. A leave of absence approved by the Company shall include sick leave, military leave, or any other personal leave approved by an authorized representative of the Company. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.

               (i) "EMPLOYEE" means any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

               (j) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

               (k) "FAIR MARKET VALUE" means, as of any date, the value of Common Stock determined as follows:

                        (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

                        (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

                        (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

               (l) "INCENTIVE STOCK OPTION" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

               (m) "NONSTATUTORY STOCK OPTION" means an Option not intended to qualify as an Incentive Stock Option.

               (n) "OPTION" means a stock option granted pursuant to the Plan.

               (o) "OPTIONED STOCK" means the Common Stock subject to an Option.

               (p) "OPTIONEE" means an Employee or Consultant who receives an Option.

               (q) "PARENT" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

               (r) "PLAN" means this 1991 Stock Plan.

               (s) "RESTRICTED STOCK" means shares of Common Stock acquired pursuant to a grant of a Stock Purchase Right under Section 11 below.

               (t) "SHARE" means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

               (u) "SUBSIDIARY" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

         3. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of shares which may be optioned and sold under the Plan is 1,613,408 shares of Common Stock. The shares may be authorized, but unissued, or re-acquired Common Stock.

         If an Option or Stock Purchase Right should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan.

         4. ADMINISTRATION OF THE PLAN.

               (a) PROCEDURE.

                        (i) MULTIPLE ADMINISTRATIVE BODIES. If permitted by Rule 16b-3, the Plan may be administered by different bodies with respect to directors, officers who are not directors, and Employees who are neither directors nor officers.

                        (ii) ADMINISTRATION WITH RESPECT TO DIRECTORS AND OFFICERS SUBJECT TO SECTION 16(b). With respect to Option or Stock Purchase Right grants made to Employees who are also officers or directors subject to
Section 16 of the Exchange Act, the Plan shall be administered by (A) the Board, if the Board may administer the Plan in a manner complying with the rules under Rule 16b-3 relating to the disinterested administration of employee benefit plans under which Section 16(b) exempt discretionary grants and awards of equity securities are to be made, or (B) a Committee designated by the Board to administer the Plan, which Committee shall be constituted to comply with the rules under Rule 16b-3 relating to the disinterested administration of employee benefit plans under which Section 16(b) exempt discretionary grants and awards of equity securities are to be made. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the rules under Rule 16b-3 relating to the disinterested administration of employee benefit plans under which Section 16(b) exempt discretionary grants and awards of equity securities are to be made.

                        (iii) ADMINISTRATION WITH RESPECT TO OTHER PERSONS. With respect to Option or Stock Purchase Right grants made to Employees or Consultants who are neither directors nor officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which committee shall be constituted to satisfy the legal requirements relating to the administration of incentive stock plans of California corporate and securities laws and the Code (the "Applicable Laws"). Once appointed, such Committee shall serve in its designated capacity until otherwise directed by the Board. The Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by Applicable Laws.

               (b) POWERS OF THE ADMINISTRATOR. Subject to the provisions of the Plan and in the case of a Committee, the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

                        (i) to determine the Fair Market Value of the Common Stock, in accordance with Section 2(k) of the Plan;

                        (ii) to select the Consultants and Employees to whom Options and Stock Purchase Rights may from time to time be granted hereunder;

                        (iii) to determine whether and to what extent Options and Stock Purchase Rights or any combination thereof, are granted hereunder;

                        (iv) to determine the number of shares of Common Stock to be covered by each such award granted hereunder;

                        (v) to approve forms of agreement for use under the Plan;

                        (vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, the share price and any restriction or limitation or waiver of forfeiture restrictions regarding any Option or other award and/or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator shall determine, in its sole discretion;

                        (vii) to determine whether and under what circumstances an Option may be settled in cash under subsection 10(f) instead of Common Stock;

                        (viii) to determine whether, to what extent and under what circumstances Common Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the participant (including providing for and determining the amount, if any, of any deemed earnings on any deferred amount during any deferral period);

                        (ix) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option shall have declined since the date the Option was granted; provided, however, that the Administrator must seek the prior consent of the Board of Directors and stockholders of the Company to effect such action; and

                        (x) to determine the terms and restrictions applicable to Stock Purchase Rights and the Restricted Stock purchased by exercising such Stock Purchase Rights.

               (c) EFFECT OF COMMITTEE'S DECISION. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees and any other holders of any Options.

         5. ELIGIBILITY. Nonstatutory Stock Options and Stock Purchase Rights may be granted to Employees and Consultants. Incentive Stock Options may be granted only to Employees. An Employee or Consultant who has been granted an Option or Stock Purchase Right may, if he is otherwise eligible, be granted additional Options or Stock Purchase Rights.

         6. LIMITATIONS.

               (a) Each Option shall be designated in the written option agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this
Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted. If an Option is granted hereunder that is part Incentive Stock Option and part Nonstatutory Stock Option due to becoming first exercisable in any calendar year in excess of $100,000, the Incentive Stock Option portion of such Option shall become exercisable first in such calendar year, and the Nonstatutory Stock Option portion shall commence becoming exercisable once the $100,000 limit has been reached.

               (b) Neither the Plan nor any Option or Stock Purchase Right shall confer upon an Optionee any right with respect to continuing the Optionee's employment or consulting relationship with the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such employment or consulting relationship at any time, with or without cause.

               (c) The following limitations shall apply to grants of Options and Stock Purchase Rights to Employees:

                        (i) No Employee shall be granted, in any fiscal year of the Company, Options to purchase more than 2,000,000 Shares.

                        (ii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 14.

                        (iii) If an Option or Stock Purchase Right is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 14), the cancelled Option or Stock Purchase Right will be counted against the limit set forth in subsection
(i) above. For this purpose, if the exercise price of an Option or Stock Purchase Right is reduced, the transaction will be treated as a cancellation of the Option or Stock Purchase Right and the grant of a new Option or Stock Purchase Right.

         7. TERM OF PLAN. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the stockholders of the Company as described in Section 20 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under
Section 16 of the Plan.

         8. TERM OF OPTION. The term of each Option shall be the term stated in the Option Agreement; provided, however, that in the case of an Incentive Stock Option, the term shall be no more than ten (10) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement. However, in the case of an Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

         9. OPTION EXERCISE PRICE AND CONSIDERATION.

               (a) The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Administrator, but shall be subject to the following:

                        (i) In the case of an INCENTIVE STOCK OPTION

                                    (A) granted to an Employee who, at the time
of the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                                    (B) granted to any other Employee, the per
Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

                        (ii) In the case of a NONSTATUTORY STOCK OPTION, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

               (b) FORM OF CONSIDERATION. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

                        (i) cash;

                        (ii) check;

                        (iii) promissory note;

                        (iv) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

                        (v) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price;

                        (vi) a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee's participation in any Company-sponsored deferred compensation program or arrangement;

                        (vii) any combination of the foregoing methods of payment; or

                        (viii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

         10. EXERCISE OF OPTION.

               (a) PROCEDURE FOR EXERCISE; RIGHTS AS A STOCKHOLDER. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan.

         An Option may not be exercised for a fraction of a Share.

         An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option, and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Section 9(b) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in
Section 14 of the Plan.

         Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

               (b) TERMINATION OF EMPLOYMENT OR CONSULTING RELATIONSHIP. Upon termination of an Optionee's Continuous Status as an Employee, other than upon the Optionee's death or Disability, the Optionee may exercise his or her Option within such period of time as is specified in the option agreement to the extent that he or she is entitled to exercise it on the date of termination (but in no event later than the expiration of the term of such Option). In the absence of a specified time in the option agreement, the Option shall remain exercisable for three (3) months following the Optionee's termination. In the case of an Incentive Stock Option, such period of time for exercise shall not exceed three
(3) months from the date of termination. If, on the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

         Notwithstanding the above, in the event of an Optionee's change in status from Consultant to Employee or Employee to Consultant, the Optionee's Continuous Status as an Employee or Consultant shall not automatically terminate solely as a result of such change in status. In such event, an Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option beginning three months and one day following such change of status.

               (c) DISABILITY OF OPTIONEE. Upon termination of an Optionee's Continuous Status as an Employee or Consultant as a result of the Optionee's total and permanent disability (as defined in Section 22(e)(3) of the Code), the Optionee may exercise his or her Option at any time within twelve (12) months from the date of termination, but only to the extent that the

Optionee is entitled to exercise it on the date of termination (and in no event later than the expiration of the term of the Option). If, on the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

               (d) DEATH OF OPTIONEE. Upon the death of an Optionee, the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option), by the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Optionee would have been entitled to exercise the Option on the date of death. If, at the time of death, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall immediately revert to the Plan. If the Optionee's estate or the person who acquires the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

               (e) RULE 16B-3. Options granted to persons subject to Section 16 of the Exchange Act must comply with Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

               (f) BUYOUT PROVISIONS. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

         11.  STOCK PURCHASE RIGHTS.

               (a) RIGHTS TO PURCHASE. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid (which price shall not be less than 50% of the Fair Market Value of the Shares as of the date of the offer), and the time within which such person must accept such offer, which shall in no event exceed thirty (30) days from the date upon which the Administrator made the determination to grant the Stock Purchase Right. The offer shall be accepted by execution of a Restricted Stock purchase agreement in the form determined by the Administrator. Shares purchased pursuant to the grant of a Stock Purchase Right shall be referred to herein as "Restricted Stock."

               (b) REPURCHASE OPTION. Unless the Administrator determines otherwise, the Restricted Stock purchase agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock purchase agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at such rate as the Committee may determine.

               (c) RULE 16B-3. Stock Purchase Rights granted to persons subject to Section 16 of the Exchange Act, and Shares purchased by such persons in connection with Stock Purchase Rights, shall be subject to any restrictions applicable thereto in compliance with Rule 16b-3. Such persons may only purchase Shares pursuant to the grant of a Stock Purchase Right, and may only sell Shares purchased pursuant to the grant of a Stock Purchase Right, during such time or times as are permitted by Rule 16b-3.

               (d) OTHER PROVISIONS. The Restricted Stock purchase agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion. In addition, the provisions of Restricted Stock purchase agreements need not be the same with respect to each purchaser.

               (e) RIGHTS AS A STOCKHOLDER. Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a stockholder, and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 14 of the Plan.

         12. NON-TRANSFERABILITY OF OPTIONS AND STOCK PURCHASE RIGHTS. An Option or Stock Purchase Right may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

         13. STOCK WITHHOLDING TO SATISFY WITHHOLDING TAX OBLIGATIONS. At the discretion of the Administrator, Optionees may satisfy withholding obligations as provided in this paragraph. When an Optionee incurs tax liability in connection with an Option or Stock Purchase Right, which tax liability is subject to tax withholding under applicable tax laws, and the Optionee is obligated to pay the Company an amount required to be withheld under applicable tax laws, the Optionee may satisfy the withholding tax obligation by electing to have the Company withhold from the Shares to be issued upon exercise of the Option, or the Shares to be issued in connection with the Stock Purchase Right, if any, that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined (the "Tax Date").

         All elections by an Optionee to have Shares withheld for this purpose shall be made in writing in a form acceptable to the Administrator and shall be subject to the following restrictions:

               (a) the election must be made on or prior to the applicable Tax Date;

               (b) once made, the election shall be irrevocable as to the particular Shares of the Option or Right as to which the election is made;

               (c) all elections shall be subject to the consent or disapproval of the Administrator;

               (d) if the Optionee is subject to Section 16 of the Exchange Act, the election must comply with the applicable provisions of Rule 16b-3 and shall be subject to such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

         In the event the election to have Shares withheld is made by an Optionee and the Tax Date is deferred under Section 83 of the Code because no election is filed under Section 83(b) of the Code, the Optionee shall receive the full number of Shares with respect to which the Option or Stock Purchase Right is exercised, but such Optionee shall be unconditionally obligated to tender back to the Company the proper number of Shares on the Tax Date.

         14. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, MERGER OR ASSET SALE.

               (a) CHANGES IN CAPITALIZATION. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option and Stock Purchase Right, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right, as well as the price per share of Common Stock covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Stock Purchase Right.

               (b) DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action.

               (c) MERGER OR ASSET SALE. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option and Stock Purchase Right shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option or Stock Purchase Right, the Optionee shall have the right to exercise the Option or Stock Purchase Right as to all of the Optioned Stock, including Shares as to which it would not otherwise be exercisable. If an Option or Stock Purchase Right is exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee that the Option or Stock Purchase Right shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option or Stock Purchase Right shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option or Stock Purchase Right shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option or Stock Purchase Right immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets was not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Stock Purchase Right, for each Share of Optioned Stock subject to the Option or Stock Purchase Right, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

         15. TIME OF GRANTING OPTIONS. The date of grant of an Option or Stock Purchase Right shall, for all purposes, be the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other date as is determined by the Board. Notice of the determination shall be given to each Employee or Consultant to whom an Option or Stock Purchase Right is so granted within a reasonable time after the date of such grant.

         16. AMENDMENT AND TERMINATION OF THE PLAN. The Board may at any time amend, alter, suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or with Section 422 of the Code (or any other applicable law or regulation, including the requirements of the NASD of an established stock exchange), the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

         17. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

         18. RESERVATION OF SHARES. The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

         The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

         19. AGREEMENTS. Options and Stock Purchase Rights shall be evidenced by written agreements in such form as the Board shall approve from time to time.

         20. STOCKHOLDER APPROVAL. Continuance of the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such stockholder approval shall be obtained in the degree and manner required under applicable state and federal law. In addition, should the Administrator determine that it is appropriate to reduce the exercise price of any Option pursuant to Section 4(b)(ix) of the Plan, the Administrator shall seek the prior consent of the stockholders to effect such action.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                        OF CARDIAC PATHWAYS CORPORATION
                      1999 ANNUAL MEETING OF STOCKHOLDERS
                               NOVEMBER 18, 1999

     The undersigned stockholder of Cardiac Pathways Corporation, a Delaware corporation, hereby acknowledges receipt of the Notice of 1999 Annual Meeting of Stockholders and Proxy Statement each dated October 26, 1999 and hereby appoints Thomas Prescott and Richard Riley or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned to represent the undersigned at the 1999 Annual Meeting of Stockholders of Cardiac Pathways Corporation to be held on November 18, 1999 at 12:00 p.m., local time, at Cardiac Pathways Corporation's principal executive offices located at 995 Benecia Avenue, Sunnyvale, California 94086 and at any postponement or adjournment thereof, and to vote all shares of Common Stock or Series B Preferred Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse.

                                                                SEE REVERSE SIDE

[X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3 AS THE PROXY HOLDERS DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

1. To elect William N. Starling to serve for a three (3) year term as a Class I
   director.  [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

2. To approve an amendment of the Company's 1991 Stock Plan to increase the number of Shares authorized for issuance thereunder by 300,000 Shares to an
   aggregate of 1,613,406 Shares. [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

3. To ratify the appointment of Ernst & Young LLP as independent auditors of the
   Company for the fiscal year ending June 30, 2000. [ ] FOR       [
   ] AGAINST       [ ] ABSTAIN

[ ] MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW
                                                 PLEASE SIGN EXACTLY AS YOUR
                                                 NAME APPEARS HEREON. IF THE
                                                 STOCK IS REGISTERED IN THE
                                                 NAMES OF TWO OR MORE PERSONS,
                                                 EACH SHOULD SIGN. EXECUTORS,
                                                 ADMINISTRATORS, TRUSTEES,
                                                 GUARDIANS AND ATTORNEYS-IN-FACT
                                                 SHOULD ADD THEIR TITLES. IF
                                                 SIGNER IS A CORPORATION, PLEASE
                                                 GIVE FULL CORPORATE NAME AND
                                                 HAVE A DULY AUTHORIZED OFFICER
                                                 SIGN, STATING TITLE. IF SIGNER
                                                 IS A PARTNERSHIP, PLEASE SIGN
                                                 IN PARTNERSHIP NAME BY
                                                 AUTHORIZED PERSON.

                                                 PLEASE SIGN, DATE AND PROMPTLY
                                                 RETURN THIS PROXY IN THE
                                                 ENCLOSED RETURN ENVELOPE WHICH
                                                 IS POSTAGE PREPAID IF MAILED IN
                                                 THE UNITED STATES.

SIGNATURE:  ____________________________________  DATE: ________________________

SIGNATURE:  ____________________________________  DATE: ________________________